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                                                                     EXHIBIT 5.1

               [LETTERHAED OF JENKENS & GILCHRIST APPEARS HERE]

                                December 5, 1997



FFP Marketing Company, Inc.
2801 Glenda Avenue
Fort Worth, Texas 76117

     Re:  FFP Marketing Company, Inc. Issuance of Common Shares

Gentlemen:

     We have acted as counsel to FFP Marketing Company, Inc. (the "Company"), a Texas corporation, in connection with the preparation of the registration statement on Form S-4 and the amendments thereto (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and relating to the issuance of 3,779,415 shares of common stock of the Company, par value $.01 per share (the "Shares"), in connection with the restructuring (the "Restructuring") of FFP Partners, L.P., with one share of common stock of the Company being issued to each holder of outstanding Units of FFP Partners, L.P. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

     In connection therewith, we have examined and relied upon the original, or copies, certified to our satisfaction, of (i) Articles of Incorporation and the Bylaws of the Company, as amended; (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares and related matters; (iii) the Registration Statement and exhibits thereto, and (iv) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion and as to the content and form of the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon the foregoing examination, we are of the opinion that the Shares of the Company to be issued in connection with the Restructuring, as described in the Registration
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FFP Marketing Company, Inc.
December 5, 1997
Page 2

Statement, have been duly authorized for issuance and upon consummation of the Restructuring, such Shares, when issued, will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the Prospectus and Proxy Statement forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                    Sincerely,

                                    JENKENS & GILCHRIST,
                                    a Professional Corporation



                                    By:  /s/ W. Alan Kailer
                                         -----------------------------------
                                         W. Alan Kailer, for the Firm